UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2013

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 17, 2013, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Dell Inc. (the “Company”) approved a program to provide special retention cash bonus awards (the “Retention Awards”) to aid in the retention of certain key employees, including members of the executive leadership team, vice presidents and executive directors of the Company who are critical to the Company’s future success. This group of key employees includes the named executive officers of the Company other than Michael S. Dell, Chairman and Chief Executive Officer of the Company.

The following description of the Retention Awards is qualified in all respects by the terms of the Retention Awards, which are described in the special retention program overview and the form of special retention award agreement filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by reference in this Item 5.02(e).

Under the terms of the Retention Awards, award recipients are entitled to receive performance-based cash bonuses ranging from 0% to 100% of their respective base salaries based on the Company’s fiscal year 2014 free operating cash flow performance. This bonus will be payable in March 2014 if the award recipient has remained continuously employed by the Company through the payment date. If the Company terminates the award recipient’s employment without cause prior to the payout date, the award recipient is entitled to receive 75% of the maximum Retention Award value as soon as administratively practicable following termination of employment. The Retention Awards provide that if any rights, payments or benefits provided by the Company to an award recipient following a change in control of the Company (“Change in Control Payments”) would be subject to the excise tax imposed under Section 4999 or non-deductibility under Section 280G of the Internal Revenue Code of 1986, as amended (the “Golden Parachute Code Sections”), payment of the Retention Award will be reduced or eliminated to the extent necessary to avoid application of the excise tax so long as the reduction or elimination would result in a larger net after-tax payment (the “Best-After Tax Result”) to the award recipient in connection with the Change in Control Payments.

Also on April 17, 2013, the Committee approved amendments to the Company’s equity award agreements for grants of restricted stock, restricted stock units (“RSUs”) and performance-based restricted stock units (“PBUs”) issued under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan and the Dell Inc. 2012 Long-Term Incentive Plan (collectively, the “Existing Award Grants”).

The following description of these amendments is qualified in all respects by the terms of the amendments, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this current report on Form 8-K and incorporated by reference in this Item 5.02(e).

The amendments provide for accelerated vesting of Existing Award Grants if the recipient’s employment with the Company is terminated without cause within two years following a change in control of the Company. Any accrued dividend equivalents with respect to the RSUs and PBUs will vest and be paid in cash upon delivery of the shares underlying the RSUs and PBUs. In addition, in connection with a change in control of the Company, the amendments provide that the Board or Committee may direct that, in lieu of delivering shares of Company common stock upon the vesting of awards, the Company may provide for award holders to receive cash or other consideration of at least equal value. Such other consideration would continue to be subject to the vesting conditions applicable to the Existing Award Grants and also would have the benefit of accelerated vesting if the recipient’s employment with the Company is terminated without cause within two years following the change in control. With respect to PBUs, the amendments provide that if not otherwise provided for in any agreement pursuant to which the transactions constituting the change in control are effected, the PBUs will be deemed to be earned at the target level of performance. The amendments provide for reduction or elimination of vesting or payment of long-term incentive plan awards to the extent necessary to produce the Best After-Results in the application of the Golden Parachute Code Sections. No amendments were made to Equity Award Grants held by Mr. Dell or by members of the Board.

The Existing Award Grants subject to the amendments include awards held by the Company’s currently serving named executive officers, other than Mr. Dell. As of the date of this report, Brian T. Gladden, Senior Vice President and Chief Financial Officer, held RSUs for 95,886 shares, and Stephen J. Felice, President, Chief Commercial Officer, held RSUs for 95,886 shares. Each of these officers also held PBUs for a number of shares that will be fixed upon the vesting of such awards and based on performance outcomes. Assuming the target performance metrics are achieved or deemed to be achieved, Mr. Gladden held PBUs for 353,283 shares and Mr. Felice held PBUs for 401,577 shares. In addition, the maximum Retention Award payable to Mr. Gladden based on his base salary would be $775,000, and the maximum Retention Award payable to Mr. Felice based on his base salary would be $800,000.

Item 9.01 — Financial Statements and Exhibits.

Dell herewith files the following documents as exhibits to this report:

(d)	Exhibits

Exhibit Number	Description

10.1	Special Retention Program Overview

10.2	Form of Special Retention Award Agreement

10.3	Form of Amendment to Restricted Stock Agreement under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan

10.4	Form of Amendment to Stock Unit Agreement under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan

10.5	Form of Amendment to Stock Unit Agreement under the Dell Inc. 2012 Long-Term Incentive Plan

10.6	Form of Amendment to Performance Based Stock Unit Agreement under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: April 23rd, 2013	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Special Retention Program Overview

10.2	Form of Special Retention Award Agreement

10.3	Form of Amendment to Restricted Stock Agreement under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan

10.4	Form of Amendment to Stock Unit Agreement under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan

10.5	Form of Amendment to Stock Unit Agreement under the Dell Inc. 2012 Long-Term Incentive Plan

10.6	Form of Amendment to Performance Based Stock Unit Agreement under the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan